Exhibit 99.B(d)(1)(b)

SCHEDULE A

to the

INVESTMENT ADVISORY AGREEMENT

between

THE VICTORY PORTFOLIOS

and

VICTORY CAPITAL MANAGEMENT INC.

(formerly Key Asset Management Inc.) (the “Adviser”)

Dated March 1, 1997

	Name of Fund	Fee*	Last Approved	Must Be Approved By

1.	Balanced Fund	0.60% on the first $400 million, 0.55% on the next $400 million and 0.50% on assets in excess of $800 million	December 1, 2010	December 31, 2011

2.	Core Bond Index Fund	0.50% on the first $400 million, 0.45% on the next $400 million and 0.40% on assets in excess of $800 million	December 1, 2010	December 31, 2011

3.	Diversified Stock Fund	0.65% on the first $800 million, 0.60% on the next $1.6 billion and 0.55% on assets in excess of $2.4 billion	December 1, 2010	December 31, 2011

4.	Federal Money Market Fund	0.25% on the first $1.5 billion, 0.20% on the next $1.5 billion and 0.15% on assets in excess of $3 billion	December 1, 2010	December 31, 2011

5.	Financial Reserves Fund	0.50%	December 1, 2010	December 31, 2011

6.	Fund for Income	0.50% on the first $400 million, 0.45% on the next $400 million and 0.40% on assets in excess of $800 million	December 1, 2010	December 31, 2011

*              Expressed as a percentage of average daily net assets.  Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily waive any portion of the advisory fee from time to time.  In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

	Name of Fund	Fee*	Last Approved	Must Be Approved By

7.	Global Equity Fund	0.80% on the first $2.5 billion, 0.75% on the next $2.5 billion and 0.70% on assets in excess of $5 billion	December 1, 2010	December 31, 2011

8.	Institutional Money Market Fund	0.20% on the first $1.5 billion, 0.17% on the next $1.5 billion and 0.15% on assets in excess of $3 billion	December 1, 2010	December 31, 2011

9.	International Fund	0.80% on the first $2.5 billion, 0.75% on the next $2.5 billion and 0.70% on assets in excess of $5 billion	December 1, 2010	December 31, 2011

10.	International Select Fund	0.80% on the first $2.5 billion, 0.75% on the next $2.5 billion and 0.70% on assets in excess of $5 billion	December 1, 2010	December 31, 2011

11.	Investment Grade Convertible Fund	0.75% on the first $400 million, 0.65% on the next $400 million and 0.60% on assets in excess of $800 million	December 1, 2010	December 31, 2011

12.	National Municipal Bond Fund	0.55% on the first $400 million, 0.50% on the next $400 million and 0.45% on assets in excess of $800 million	December 1, 2010	December 31, 2011

13.	Ohio Municipal Bond Fund	0.55% on the first $400 million, 0.50% on the next $400 million and 0.45% on assets in excess of $800 million	December 1, 2010	December 31, 2011

14.	Ohio Municipal Money Market Fund	0.45% on the first $600 million, 0.35% on the next $600 million and 0.25% on assets in excess of $1.2 billion	December 1, 2010	December 31, 2011

	Name of Fund	Fee*	Last Approved	Must Be Approved By

15.	Prime Obligations Fund	0.35% on the first $1.5 billion, 0.30% on the next $500 million, 0.25% on the next $500 million and 0.20% on assets in excess of $2.5 billion	December 1, 2010	December 31, 2011

16.	Small Company Opportunity Fund	0.85% on the first $500 million, 0.75% on assets in excess of $500 million	December 1, 2010	December 31, 2011

17.	Special Value Fund	0.75% on the first $400 million, 0.65% on the next $400 million, and 0.60% on assets in excess of $800 million	December 1, 2010	December 31, 2011

18.	Stock Index Fund	0.25% on the first $400 million, 0.20% on the next $400 million, and 0.15% on assets in excess of $800 million	December 1, 2010	December 31, 2011

19.	Tax-Free Money Market Fund	0.35% on the first $600 million, 0.30% on the next $600 million and 0.25% on assets in excess of $1.2 billion	December 1, 2010	December 31, 2011

20.	Value Fund	0.75% on the first $400 million, 0.65% on the next $400 million, and 0.60% on assets in excess of $800 million	December 1, 2010	December 31, 2011

Current as of December 1, 2010

THE VICTORY PORTFOLIOS

By:	/s/ Christopher K. Dyer
Christopher K. Dyer
Secretary

Accepted:

VICTORY CAPITAL MANAGEMENT INC.

By:	/s/ Michael Policarpo
Michael Policarpo
Senior Managing Director